ENERGY WEST INCORPORATED ANNOUNCES EXTENSION OF CREDIT FACILITY THROUGH JUNE 2, 2003

GREAT FALLS, Mont., April 30/PRNewswire-First Call/--ENERGY WEST INCORPORATED
(NASDAQ: EWST - News), a natural gas, propane and energy marketing company serving the Rocky Mountain states, announced today that it has agreed with Wells
Fargo Bank Montana, N.A., on an extension of its credit facility through June 2,
2003. The Wells Fargo credit facility previously had been scheduled to expire on
May 1, 2003. Under the terms of the extension, Energy West will have approximately $6.1 million of total borrowing capacity, and will not request new letters of credit during the extension period. Currently, Energy West has borrowed approximately $5.8 million of its total capacity. Energy West believes that it will have sufficient liquidity to fund its operations during the extension period.

Ed Bernica, President and CEO of Energy West stated, "We are aggressively pursuing resolution of our financing needs, and this extension gives us the opportunity to continue the previously announced discussions concerning a restructuring and extension of our credit facility for a longer period."

Safe Harbor Forward Looking Statement: Energy West is including the following cautionary statement in the release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of
1995 for any forward-looking statements made by, or on behalf of EWST.
Forward-looking statements are all statements other than statements of historical fact, including without limitation those that are identified by the use of the words "anticipates," "estimates," "expects," "intends," "plans,"
"predicts," and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, changes in the utility regulatory environment, wholesale and retail competition, weather conditions, litigation risk and various other matters, many of which are beyond EWST's control. EWST expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in EWST's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

For additional information or clarification, please contact: JoAnn S. Hogan,
Financial Communications, 1-406-791-7555, jshogan@ewst.com, or John C. Allen,
Corporate Counsel and Vice-President, 1-406-791-7503, jcallen@ewst.com, both of
Energy West Incorporated.

Our toll-free number is 1-800-570-5688.  Our web address is www.energywest.com

Our address is P.O. Box 2229, Great Falls MT 59403-2229